Exhibit 99.1
FOR IMMEDIATE RELEASE
PREMIER EXHIBITIONS, INC. TO PRESENT AT THE B. RILEY
ANNUAL LAS VEGAS INVESTOR CONFERENCE
     Atlanta, GA, March 12, 2007 - Premier Exhibitions, Inc. (NASDAQ:PRXI) announced today that it will be presenting at The B. Riley & Co. 8th Annual Las Vegas Investor Conference to be held on March 13th — 15th, 2007 at the Palms Casino Resort.
     Premier Exhibitions’ Chairman and Chief Executive Officer Arnie Geller and Vice President and Chief Financial Officer Stephen Couture will present on Tuesday, March 13, 2007 at 1:05 p.m. Pacific Time.
     The slides to be used during the presentation will be available on the Company’s website at www.prxi.com under the heading “Investor Relations.”
     Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Investor Relations:
North Coast Advisors, Inc:
Craig T. Stewart
585-218-7371
cstewart@ncainc.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern
404.842.2675
kmorgenstern@prxi.com
Forward-Looking Statements
Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions’ anticipated financial performance, business prospects, new developments, new strategies and similar matters. Certain of the factors described in Premier Exhibitions’ filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K/A Amendment No.1 for the year ended February 28, 2006 entitled “Risk Factors”, may affect the future results of Premier Exhibitions and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions disclaims any obligation to update any of its forward-looking statements, except as may be required by law.